Exhibit 10.1

Execution Version

SERIES J SUBSCRIPTION AGREEMENT

THIS SERIES J SUBSCRIPTION AGREEMENT (as may be amended or modified from time to time in accordance with the terms hereof, this “Agreement”) is entered into on January 30, 2015, by and among LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (the “Company”) and the person(s) (the “Purchasers”) listed on the Schedule of Purchasers attached as Exhibit A (the “Schedule of Purchasers”).

WHEREAS, on September 11, 2013, the Company authorized a series of preferred shares designated the “Series J Convertible Preferred Stock” (“Preferred Shares”), which are convertible into shares of common stock, $0.001 par value per share, of the Company (“Common Stock”).

WHEREAS, the terms and conditions of the Preferred Shares are governed in accordance with the Amended and Restated Series J Certificate of Designation attached hereto as Exhibit B (the “Series J Certificate of Designation”);

WHEREAS, the Company desires to sell to each Purchaser, and each Purchaser desires to buy from the Company, the number of units of the Company’s securities (the “Series J Securities”) set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of $1,000 per Series J Security. Each Series J Security shall consist of (i) one Preferred Share and (ii) a warrant to purchase 2,650 shares of Common Stock (the “Series J Warrants”) on the terms set forth in the form of warrant attached hereto as Exhibit C.

WHEREAS, the Company is authorized to sell: (i) 32,525 Series J Securities in a series of transactions commencing August 14, 2014 and ending on or before January 31, 2015 to purchasers designated by the Chief Executive Officer, Chief Financial Officer or Secretary of the Company and (ii) such number of additional Series J Units as are purchased pursuant to Section 14 of each of the Series H Certificate of Designation, the Series I Certificate of Designation and the Series J Certificate of Designation as a result of the sale of the Series J Securities to be issued as described in clause (i) above (such issuances described in clause (i) and (ii) above being collectively referred to as the “Series J Securities Offering”)

WHEREAS, the Company has previously issued and sold 21,000 of the 32,525 Series J Securities authorized to be sold in the Series J Securities Offering pursuant to those certain Series J Subscription Agreements dated August 14, 2014 and November 14, 2014, by and among the Company and the Purchasers parties thereto.

WHEREAS, certain capitalized terms as used herein shall have the meaning set forth in Section 5(a) hereof.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto hereby agree as follows:

1.      Purchase and Sale of Purchased Securities.

(a)     Payment for Securities; Delivery of Certificates. Subject to the provisions of this Agreement, and relying upon the representations, warranties and covenants set forth herein, each Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to sell to each Purchaser, the number of Series J Securities set forth opposite such Purchaser’s name on the Schedule of Purchasers (the “Purchased Securities”), free and clear of all Liens (other than restrictions on transfer or Liens under applicable state and federal securities Laws and, with respect to the Purchased Shares (as defined below), pursuant to the Series J Certificate of Designation), for a purchase price of $1,000 per Series J Security for an aggregate consideration equal to the total consideration set forth opposite such Purchaser’s name on the Schedule of Purchasers (the “Purchase Price”), which shall be paid in United States dollars.

(b)     Closing.

(i)     The purchase, sale and issuance of the Purchased Securities shall take place at a closing (the “Closing”), which shall occur concurrently with the execution hereof. Any Series J Securities sold pursuant to this Section 1(b)(i) shall be deemed to be “Purchased Securities” for all purposes under this Agreement.

(ii)     At the Closing: (i) each Purchaser shall transmit, or cause to be transmitted, by wire transfer of immediately available funds to the Company, in accordance with the wire transfer instructions attached hereto as Annex A an amount equal to such Purchaser’s Purchase Price; (ii) the Company will deliver to each Purchaser certificates representing such Purchaser’s Preferred Shares (the “Purchased Shares”) and Series J Warrants (the “Purchased Warrants”), registered in the name of each Purchaser in such denominations as such Purchaser shall request; (iii) each Purchaser shall deliver to the Company each of the Transaction Documents to which such Purchaser is a party, duly executed by such Purchaser, as applicable; (iv) the Company shall deliver or cause to be delivered to each Purchaser each of the Transaction Documents to which the Company and such Purchaser is a party, duly executed by each party thereto other than such Purchaser; and (v) the Company shall cause to be delivered to each Purchaser an opinion of Haynes and Boone, LLP, counsel for the Company, in the form attached hereto as Exhibit D.

(c)     Use of Purchase Price. The proceeds of the aggregate Purchase Price paid by all Purchasers shall be used by the Company for general corporate purposes.

2.      Company Representations and Warranties. The Company hereby represents and warrants to each Purchaser as of the date hereof as follows:

(a)     The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign entity and in good standing in each state or country, if any, in which failure to be so qualified would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(b)     The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and all other instruments, documents and agreements contemplated or required by the provisions of any of the Transaction Documents to be executed, delivered or carried out by the Company hereunder. The Purchased Securities have been duly authorized and, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be validly issued, fully paid and nonassessable.

(c)     This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Company does not and will not conflict with, violate or cause a breach of any Contract to which the Company is a party or any Order to which the Company is subject.

(d)     Schedule 2(d) attached hereto sets forth, a true, complete and correct listing, as of January 29, 2015, of all of the Company’s outstanding (i) shares of Common Stock and (ii) securities convertible into or exchangeable for shares of Common Stock (the “Derivative Securities”), including the applicable exercise price of such Derivative Securities, other than any Derivative Securities issued pursuant to the Company’s Amended and Restated Equity-Based Compensation Plan or the Company’s 2011 Employee Stock Purchase Plan (the “Management Equity”). Except as set forth in Schedule 2(d) and except for any Management Equity, the Company has no other outstanding equity securities.

(e)     (i) As of its filing date, the Form 10-K filed by the Company with the SEC on March 31, 2014 and the Form 10-Q filed by the Company with the SEC on November 14, 2014 (as subsequently amended on November 17, 2014) (such filings, collectively, the “Company SEC Documents”) complied in all material respects with the applicable requirements of the 1933 Act, the 1934 Act, and the Sarbanes-Oxley Act of 2002, as the case may be, including, in each case, the rules and regulations promulgated thereunder.

(ii)     Except to the extent that information contained in the Company SEC Documents has been revised or superseded by a document the Company subsequently filed with the SEC, the Company SEC Documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iii)     The financial statements (including the related notes thereto) included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended, all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since November 14, 2014, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, the rules of the SEC or policy or applicable Law.

(iv)     Subsequent to the filing of the Company SEC Documents with the SEC, there has been no material and adverse change or development, or event involving such a prospective change, in the condition, business, properties or results of operations of the Company and its Subsidiaries.

(f)     Subject to the accuracy of the Purchasers’ representations and warranties in Section 3, the offer and sale of the Purchased Securities by the Company to each Purchaser pursuant to and in the manner contemplated by this Agreement will be exempt from the registration requirements of the 1933 Act.

(g)     The Company agrees and acknowledges that the Purchased Securities to be acquired pursuant to this Agreement are subject to the Registration Rights Agreement and that all Conversion Shares issuable to Purchasers shall be deemed “Registrable Securities” pursuant to the Registration Rights Agreement.

(h)     Except to the extent waived or otherwise cured in accordance with the terms thereof, the Company has complied in all material respects with the covenants set forth in that certain Term Loan Agreement by and among the Company, the lenders party thereto, and Medley Capital Corporation, as administrative agent for the lenders party thereto and that certain Loan and Security Agreement by and among the Company, BioLogical Illumination, LLC, the financial institutions from time to time party thereto as lenders, and FCC, LLC (collectively, the “Debt Facilities”). Immediately prior to and immediately following the consummation of the transactions contemplated hereby, the Company will be in compliance in all material respects with the covenants set forth in the Debt Facilities.

3.      Purchaser Representations and Warranties. Each Purchaser, severally and not jointly, represents and warrants with respect to itself to the Company as of the date hereof as follows:

(a)     Such Purchaser has the full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder and thereunder, and to purchase, acquire and accept delivery of the Purchased Securities.

(b)     The Purchased Securities are being acquired for such Purchaser’s own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities Laws.

(c)     Such Purchaser is knowledgeable in financial matters and is able to evaluate the risks and benefits of an investment in the Purchased Securities. Such Purchaser understands and acknowledges that such investment is a speculative venture, involves a high degree of risk and is subject to complete risk of loss. Such Purchaser has carefully considered and has, to the extent such Purchaser deems necessary, discussed with such Purchaser’s professional legal, tax, accounting and financial advisers the suitability of its investment in the Purchased Securities.

(d)     Such Purchaser is able to bear the economic risk of its investment in the Purchased Securities for an indefinite period of time because the Purchased Securities have not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available. Such Purchaser: (i) understands and acknowledges that the Purchased Securities being issued to such Purchaser have not been registered under the 1933 Act, nor under the securities Laws of any state, nor under the Laws of any other country and (ii) recognizes that no public agency has passed upon the accuracy or adequacy of any information provided to such Purchaser or the fairness of the terms of its investment in the Purchased Securities.

(e)     Such Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Purchased Securities and has had full access to such other information concerning the Company as has been requested.

(f)     This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, and the execution, delivery and performance of this Agreement by such Purchaser does not and will not conflict with, violate or cause a breach of any Contract to which such Purchaser is a party or any Order to which such Purchaser is subject.

(g)     Such Purchaser became aware of the offering of the Purchased Securities other than by means of general advertising or general solicitation.

(h)     Such Purchaser is an “accredited investor” as that term is defined under the 1933 Act and Regulation D promulgated thereunder, as amended by Section 413 of the Private Fund Investment Advisers Registration Act of 2010 and any applicable rules or regulations or interpretations thereof promulgated by the SEC or its staff.

(i)     Such Purchaser acknowledges that the certificates for the Purchased Shares will contain a legend substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

Subject to any lock-up or other similar agreement that may apply to the Purchased Shares as may be specifically agreed to with an applicable Purchaser, the requirement that the Purchased Shares contain the legend set forth in clause (i) above shall cease and terminate when such shares are transferred pursuant to Rule 144 promulgated under the 1933 Act. Upon the consummation of an event described in the immediately preceding sentence, the Company, upon surrender of certificates containing such legend, shall, at its own expense (without the need for any opinion of counsel for a Purchaser), deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such securities not bearing such legend.

(j)     Each Purchaser holding 20% or more of the Company’s voting equity securities (as used in Rule 506(d)(1) of the 1933 Act) represents that neither (i) such Purchaser, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the 1933 Act) held by such Purchaser is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2) or (d)(3) under the 1933 Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

4.      Additional Agreements.

(a)     Purchaser Covenant. Each Purchaser agrees, severally and not jointly as to itself, not to make any sale, transfer or other disposition of the Purchased Securities in violation of the 1933 Act, the 1934 Act, the rules and regulations promulgated thereunder or any applicable securities Laws.

(b)     Tax Provision. The Company and each Purchaser intend that for U.S. federal, state and local income tax purposes, the Purchased Securities will be treated as equity.

(c)     Terms of the Preferred Shares. Each of the parties hereto acknowledges that the Preferred Shares shall have the powers, preferences and rights, and be subject to the qualifications, limitations or restrictions set forth in the Series J Certificate of Designation.

(d)     Certain Actions. Promptly following the date hereof, the Company shall take all actions required to promptly prepare and file any required notice of exempt offering of securities, including a Form D, with the SEC pursuant to the 1933 Act and/or other comparable form with state securities regulators with respect to any applicable “blue sky” laws, in each such case, with respect to the transactions contemplated hereby.

(e)      U.S. Real Property Holding Corporation Status. So long as any Purchaser beneficially owns any Purchased Shares or any shares of Common Stock issued upon conversion thereof or upon exercise of the Purchased Warrant, the Company shall not become a U.S. real property holding corporation within the meaning of Section 897 of the Code.

(f)     Preemptive Rights. Promptly following consummation of the transactions contemplated by clause (i) of the definition of “Series J Securities Offering,” the Company shall deliver an Issuance Notice (as defined in the Certificates of Designation) to the holders of the Company’s outstanding shares of Series H Convertible Preferred Stock, the holders of the Company’s outstanding shares of Series I Convertible Preferred Stock and the holders of the Company’s outstanding Preferred Shares and each such holder shall thereafter have the right, in accordance with Section 14 of the Certificates of Designation (as applicable) to purchase at least a “pro rata share” (as such term is defined in the applicable Certificate of Designation) of the aggregate amount of Series J Securities issued pursuant to clause (i) of the definition of “Series J Securities Offering,” (such offering, the “Preemptive Rights Offering”). Each Purchaser (i) hereby expressly and irrevocably waives any rights pursuant to the Certificates of Designation to purchase any Series J Securities in connection with the Preemptive Rights Offering with respect to the Series J Securities purchased by it hereunder and (ii) hereby expressly agrees that the amount of Series J Securities such Purchaser may acquire pursuant to any rights to acquire such securities under the Certificates of Designations shall be reduced by the amount of Series J Securities purchased by it hereunder.

(g) Information Rights. For so long as a Purchaser continues to beneficially own, together with its Affiliates, in the aggregate, at least 10,000 Preferred Shares (or the equivalent amount of Conversion Shares), during normal business hours, the Company shall provide to such Purchaser or its designated representative, to the extent not prohibited by Law or any applicable rules or regulations, with (1) reasonable access to customary information, access and inspection rights, including delivering to such Purchaser such financial, management and operating reports and information reasonably requested by such Purchaser, including all such information as required for customary reporting to the limited partners of such Purchaser ’s Affiliates and for tax reporting purposes, (2) copies of all materials provided to the Company’s board of directors (“Board”) and (3) reasonable access during normal business hours to the officers of the Company with knowledge of the material business and affairs of the Company, including, without limitation, management personnel and compensation of employees, new products or new lines of business, significant research and development programs, proposed commencement or compromise of significant litigation, purchasing or selling or creation or loss of important trademarks, licenses or concessions; provided, however, that the Company shall not be required to violate any written obligation of confidentiality to which the Company is subject or to waive any privilege which it may possess in discharging their obligations pursuant to this Section 4(g). Such Purchaser hereby agrees that such access, information and inspection rights shall be conducted in a manner so as to not, and the Company’s obligations to respond thereto shall not, interfere unreasonably with the operations of the Company.

(i) Confidentiality. Each Purchaser, individually (and not jointly or jointly and severally), who receives any information from the Company, its officers, directors, representatives or Affiliates pursuant to any rights of such Purchaser pursuant to (x) Section 4(g) of this Subscription Agreement, (y) the Certificates of Designation, including, without limitation, in accordance with such Purchaser’s preemptive rights, consent rights, rights to demand or request information and (z) any other rights of such Purchaser to receive information in the capacity as a holder of Purchased Shares or Conversion Shares (collectively, the “Company Information”) agrees that it shall keep such Company Information confidential and shall not provide access to such Company Information to any other Person; provided, that Purchaser may provide access to such Company Information (A) to its agents, employees, directors, officers, trustees, partners, Affiliates, attorneys, accountants, advisors, auditors, portfolio management services and investors having an obligation of confidentiality to Purchaser in the ordinary course of Purchaser’s business; (B) to prospective transferees or purchasers of any of the Purchased Shares held by Purchaser; provided, that any such prospective transferee or purchaser shall have agreed to keep the same confidential in accordance with the provisions of this Section 4; (C) as may be required by Law, subpoena, judicial or administrative Order or similar legal process; provided, that Purchaser shall notify the Company prior to disclosure if permitted by Law; (D) in connection with any litigation related to any Transaction Document or other agreement between Purchaser or any of its Affiliates and the Company or any of its Affiliates or in connection with the exercise of any right or remedy under any such Transaction Document or agreement; and (E) as may be required in connection with the examination, audit or similar investigation of Purchaser or as requested or required by any Governmental Body having jurisdiction over Purchaser. The foregoing confidentiality restriction shall not apply to any Company Information that is in the public domain, becomes part of the public domain (other than due to a breach by Purchaser of this Section 4), was within Purchaser’s possession or developed by it prior to being furnished with such information as evidenced by Purchaser’s records, or becomes available to Purchaser on a non-confidential basis from a source other than the Company.

5.      General Provisions.

(a)     Definitions. As used herein, the following terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“Affiliate” shall mean any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity; provided, that for purposes of the definition of “Affiliate,” Purchaser shall not be deemed an “Affiliate” of the Company.

“Agreement” shall have the meaning set forth in the preamble.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which the banks in New York or Florida are authorized by Law to be closed; provided, that with respect to any notice period that is shorter than ten (10) Business Days and includes a Friday, such period shall be extended for one (1) additional Business Day.

“Bylaws” shall mean, when used with respect to a specified Person, the bylaws of a Person, as the same may be amended from time to time.

“Certificate of Incorporation” shall mean, when used with respect to a specified Person, the articles or certificate of incorporation or other applicable organizational document of such Person, including any certificate of designation, as currently in effect.

“Certificates of Designation” shall mean, collectively, the Series H Certificate of Designation, the Series I Certificate of Designation and the Series J Certificate of Designation.

“Closing” shall have the meaning set forth in Section 1(b)(i).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Common Stock” shall have the meaning set forth in the recitals.

“Company” shall have the meaning set forth in the preamble.

“Company SEC Documents” shall have the meaning set forth in Section 2(e).

“Company Subsidiary” shall mean any Subsidiary of the Company.

“Contract” shall mean any legally binding contract, agreement, mortgage, deed of trust, bond, loan, indenture, lease, license, note, option, warrant, right, instrument, commitment or other similar document, arrangement or agreement, whether written or oral, together with all amendments, modifications and/or supplements thereof.

“Conversion Shares” shall mean shares of Common Stock or other securities issuable upon conversion of the Purchased Shares or exercise of the Purchased Warrants.

“Derivative Securities” shall have the meaning set forth in Section 2(d).

“Disqualification Event” shall mean any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the 1933 Act.

“GAAP” shall mean United States generally accepted accounting principles.

“Governmental Body” shall mean any government of any nation or any political subdivision or unit thereof, whether at the federal, state, territorial, provincial, county, municipal or any other level, and any agency, authority, regulatory body, board, branch, bureau, commission, court, arbitral body (public or private), department, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supra-national bodies such as the European Union or the European Central Bank), whether located in the United States or abroad.

“Law” shall mean any treaty, statute, ordinance, code, rule, regulation, Order or other legal requirement enacted, adopted, promulgated, applied or followed by any Governmental Body.

“Lien” shall mean any mortgage, pledge, Lien (statutory or otherwise), security interest, hypothecation, conditional sale agreement, encumbrance or similar restriction or agreement.

“Management Equity” shall have the meaning set forth in Section 2(d).

“Material Adverse Effect” shall mean any event, change, effect, condition or contingency that has a material adverse effect on the business, assets, liabilities (including contingent liabilities), results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, other than to the extent resulting from: (i) changes in general business or economic conditions affecting the industry generally in which the Company and the Company Subsidiaries operate, (ii) changes in national or international political or social conditions, including the engagement by the United States of America in hostilities, whether or not pursuant to a declaration of a national emergency or war, or any escalation thereof, or the occurrence of any military or terrorist attack upon the Unites States of America or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States of America, (iii) changes generally affecting financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP, or (v) changes in applicable Laws (including any changes in interpretations thereof), in each case in the foregoing clauses (i) through (v), inclusive, which do not disproportionately affect the Company or the Company Subsidiaries as compared to other similarly situated participants in the industry in which the Company and the Company Subsidiaries operate.

“Order” shall mean any order, injunction, judgment, decree, ruling, writ, assessment, mediation or arbitration award (whether temporary, preliminary or permanent).

“Person” shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, group, joint stock company, Governmental Body or other entity.

“Preferred Shares” shall have the meaning set forth in the recitals.

“Preemptive Rights Offering” shall have the meaning set forth in Section 4(f).

“Purchase Price” shall have the meaning set forth in the recitals.

“Purchased Securities” shall have the meaning set forth in Section 1(a).

“Purchased Shares” shall have the meaning set forth in Section 1(b)(ii).

“Purchased Warrants” shall have the meaning set forth in Section 1(b)(ii).

“Purchasers” shall have the meaning set forth in the preamble.

“Registration Rights Agreement” shall mean that certain Amended and Restated Registration Rights Agreement, dated as of January 23, 2009, by and between the Company and Pegasus Partners IV, L.P., as amended by that certain Amendment No. 1 to Amended and Restated Registration Rights Agreement, dated as of May 25, 2012, by and between the Company and Pegasus Partners IV, L.P.

“Schedule of Purchasers” shall have the meaning set forth in the preamble.

“SEC” shall mean the Securities and Exchange Commission.

“Series H Certificate of Designation” shall mean the Amended and Restated Certificate of Designation governing the Company’s Series H Convertible Preferred Stock.

“Series I Certificate of Designation” shall mean the Amended and Restated Certificate of Designation governing the Company’s Series I Convertible Preferred Stock.

“Series J Certificate of Designation” shall mean have the meaning set forth in the recitals.

“Series J Securities” shall have the meaning set forth in the recitals.

“Series J Warrants” shall have the meaning set forth in the recitals.

“Subsidiary” shall mean (i) as to any Person, any other Person more than 50% of the shares of the voting stock, voting interests, membership interests or partnership interests of which are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries and/or (ii) any Person with respect to which the Company or a Company Subsidiary is a general partner or managing member.

“Transaction Documents” shall mean this Agreement, the schedules and exhibits hereto, the Series J Certificate of Designation, the Purchased Warrants, the certificates evidencing the Purchased Shares, the Registration Rights Agreement and any certificate or other document required to be delivered by or on behalf of the Company or any Purchaser pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

(b)     Choice of Law. The Laws of the State of New York without reference to any conflict of Laws provisions thereof that would result in the application of the Law of a different jurisdiction, will govern all questions concerning the construction, validity and interpretation of this Agreement.

(c)     Amendment and Waiver. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Purchasers holding a majority of the Purchased Securities issued pursuant to this Agreement (excluding any of such shares that have been sold in a public offering or pursuant to Rule 144). No delay or failure of any Purchaser in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of each Purchaser are cumulative and not exclusive of any rights or remedies which it would otherwise have.

(d)     Counterparts. This Agreement may be executed in counterparts (including via facsimile or e-mail in .pdf format), each of which shall be an original and all of which shall constitute a single agreement.

(e)     Effectiveness. It is understood that this Agreement is not effective and binding upon any of the parties hereto until executed and delivered by each of the parties hereto.

(f)     Headings. The headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(g)     Benefit of Agreement, Assignment. This Agreement shall be binding upon and inure to the benefit of the Company and each Purchaser and their respective successors and assigns, heirs, executors and personal representative, as applicable, except that the Company shall not have the right to assign any of its rights under this Agreement without the prior written consent of each Purchaser. Notwithstanding the foregoing, the rights of each Purchaser set forth herein shall inure to the benefit of such Purchaser and its transferees. This Agreement is made solely for the benefit of the parties hereto and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person, and no other Person shall have any rights, interest or claims hereunder or otherwise be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

(h)     Notices. Any and all notices or other communications required or permitted to be delivered hereunder shall be deemed properly delivered if (i) delivered personally, (ii) mailed by first class, registered or certified mail, return receipt requested, postage prepaid, (iii) sent by next day or overnight mail or delivery or (iv) sent by electronic mail, facsimile transmission or other electronic means of transmitting written documents (with a follow up copy under (iii) above), to the parties as set forth below:

If to the Company:

Lighting Science Group Corporation
1830 Penn Street

Melbourne, FL 32901
Attention: Zvi Raskin, General Counsel
Tel: (321) 779-5520
Fax: (321) 779-5521
Email: Zvi.Raskin@lsgc.com

With a copy (which shall not constitute notice or constructive notice) to:

Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, TX 75219
Attention: Ryan R. Cox, Esq.
Tel: (214) 651-5273
Fax: (214) 200-0534
Email: ryan.cox@haynesbooone.com

If to a Purchaser:

The address of such Purchaser as it appears on the Schedule of Purchasers.

Any party may change the name and address of the designee to whom notice shall be sent by giving written notice of such change to the other party. All notices or other communications to be, or otherwise, provided by a Purchaser or the Company must be sent to the Company or the Purchasers, respectively, in accordance with the procedures set forth in this Section 5(h) in order to be deemed properly delivered.

(i)     Entire Agreement. This Agreement, the Transaction Documents and all Exhibits and Schedules attached hereto or thereto constitute the entire agreement and understanding between the Company and the Purchasers and the final expression thereof and supersede any and all prior agreements and understandings, written or oral, formal or informal, between the Company and the Purchasers relating to the subject matter hereof and thereof.

(j)     Venue. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any state or federal court located within New York, New York in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby, agrees that process may be served upon them in any manner authorized by the Laws of the State of New York for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and process. Each party hereto hereby agrees not to commence any legal proceedings relating to or arising out of this Agreement or the transactions contemplated hereby in any jurisdiction or courts other than as provided herein.

(k)     WAIVER OF JURY TRIAL. EACH PURCHASER AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PURCHASER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

(l)     Rules of Construction. Words such as “herein,” “hereunder,” “hereof” and the like shall be deemed to refer to this Agreement as a whole and not to any particular document or Article, Section or other portion in which such words appear. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Any reference to any federal, state, local or foreign statute, Law or other legal regulation shall be deemed to also to refer to all rules and regulations promulgated thereunder. References herein to “$” shall be references to United States Dollars. The words “include” and “including” shall be deemed to mean “include, without limitation,” and “including, without limitation”.

(m)     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement and the other Transaction Documents be consummated as originally contemplated to the greatest extent possible.

(n)     Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as, and the Company acknowledges that the Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges and each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. A default by any Purchaser of its obligations pursuant to this Agreement shall not constitute a default by any other Purchaser under this Agreement and, except with respect to such defaulting Purchaser, shall not relieve the Company of any of its obligations to any other Purchaser under this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents to which it is a party, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

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The parties hereto have executed this Agreement to be effective as of the date first written above.

COMPANY:

Lighting Science Group Corporation

By:      /s/ Ed Bednarcik

Name:      Ed Bednarcik

Title:        Chief Executive Officer

Signature Page to Series J Subscription Agreement

The parties hereto have executed this Agreement to be effective as of the date first written above.

PURCHASER:

LSGC Holdings III LLC

By: PEGASUS PARTNERS V, L.P.,

its sole member

By: PEGASUS INVESTORS V, L.P.,

its general partner

By: PEGASUS INVESTORS V (GP), L.L.C.,

its general partner

By:      /s/ Daniel Stencel

Name:   Daniel Stencel

Title:     Chief Financial Officer

Signature Page to Series J Subscription Agreement

Exhibit A

Schedule of Purchasers

Name and Address	Number of Purchased Securities	Purchase Price	Date of Closing
LSGC Holdings III LLC c/o Pegasus Capital Advisors, L.P. 99 River Road Cos Cob, CT 06807 Attn: Chief Financial Officer Fax: Email: dstencel@pcalp.com	11,525	$11,525,000	January 30, 2015